Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1999, except for note 22, as to which the date is April 26, 1999, relating to the financial statements and financial statement schedule which appear in Form S-1 of WESCO International, Inc. for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

600 Grant Street
Pittsburgh, Pennsylvania
June 24, 1999